Exhibit 99.2

Supplemental Information

June 30, 2013

(Unaudited)

San Diego, CA

Irvine, CA

Dallas, TX

San Francisco, CA

Table of Contents

Company Information	1
Summary	2
Funds From Operations	3
Funds Available for Distribution	4
Capitalization	5
Credit Profile	6-7
Triple-Net Master Lease Profile	8
Indebtedness and Ratios	9
Investments and Dispositions	10
Development	11
Owned Portfolio
Portfolio concentrations	12
Portfolio summary	13
Same property portfolio	14
Lease expirations and debt investment maturities	15
Owned Senior Housing Portfolio
Investments and operator concentration	16
Trends	17
Owned Post-Acute/Skilled Nursing Portfolio
Investments and operator concentration	18
Trends and HCR ManorCare information	19
Owned Life Science Portfolio
Investments, tenant concentration and trends	20
Selected lease expirations and leasing activity	21
Owned Medical Office Portfolio
Investments and trends	22
Leasing activity	23
Owned Hospital Portfolio
Investments and operator concentration	24
Trends	25
Investment Management Platform	26
Reporting Definitions and Reconciliations of Non-GAAP Measures	27-32

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental information which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, the Company's estimate of (i) completion dates, stabilization dates, rentable square feet and total investment for development projects in progress, and (ii) rentable square feet for land held for development. These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors-many of which are out of the Company and its management's control and difficult to forecast-that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements.  These risks and uncertainties include but are not limited to: changes in global, national and local economic conditions, including a prolonged period of weak economic growth; volatility in the capital markets, including changes in interest rates and the availability and cost of capital; the Company's ability to manage its indebtedness level and changes in the terms of such indebtedness; the effect on healthcare providers of the automatic spending cuts enacted by Congress ("Sequestration") on entitlement programs, including Medicare, which will, unless modified, result in future reductions in reimbursements; the ability of operators, tenants and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to the Company and the Company's ability to recover investments made, if applicable, in their operations; the financial weakness of some operators and tenants, including potential bankruptcies and downturns in their businesses, which results in uncertainties regarding the Company's ability to continue to realize the full benefit of such operators' and/or tenants' leases; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect the Company's costs of compliance or increase the costs, or otherwise affect the operations of operators, tenants and borrowers; the potential impact of future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; competition for tenants and borrowers, including with respect to new leases and mortgages and the renewal or rollover of existing leases; the Company's ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; availability of suitable properties to acquire at favorable prices and the competition for the acquisition and financing of those properties; the financial, legal, regulatory and reputational difficulties of significant operators of the Company's properties; the risk that the Company may not be able to achieve the benefits of investments within expected time-frames or at all, or within expected cost projections; the ability to obtain financing necessary to consummate acquisitions on favorable terms; risks associated with the Company's investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners' financial condition and continued cooperation; changes in the credit ratings on U.S. government debt securities or default or delay in payment by the United States of its obligations; and other risks described from time to time in the Company's Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Company Information(1)

Board of Directors

James F. Flaherty III	Michael D. McKee
Chairman and Chief Executive Officer	Chief Executive Officer
HCP, Inc.	Bentall Kennedy U.S., L.P.

Brian G. Cartwright	Peter L. Rhein
Senior Advisor at Patomak Global Partners LLC and	General Partner
Scholar in Residence at the Marshall School of Business USC	Sarlot & Rhein

Christine N. Garvey	Kenneth B. Roath
Former Global Head of Corporate	Chairman Emeritus
Real Estate Services, Deutsche Bank AG	HCP, Inc.

David B. Henry	Joseph P. Sullivan
Vice Chairman, President and Chief Executive Officer	Chairman Emeritus of the Board of Advisors
Kimco Realty Corporation	RAND Health

Lauralee E. Martin
Chief Executive Officer, Americas
Jones Lang LaSalle Incorporated

Senior Management

James F. Flaherty III	James W. Mercer
Chairman and	Executive Vice President, General Counsel
Chief Executive Officer	and Corporate Secretary

Jonathan M. Bergschneider	Timothy M. Schoen
Executive Vice President	Executive Vice President and
Life Science Estates	Chief Financial Officer

Paul F. Gallagher	Susan M. Tate
Executive Vice President and	Executive Vice President
Chief Investment Officer	Post-Acute and Hospitals

Thomas D. Kirby	Kendall K. Young
Executive Vice President	Executive Vice President
Acquisitions and Valuations	Senior Housing

Thomas M. Klaritch
Executive Vice President
Medical Office Properties

Other Information

Corporate Headquarters	San Francisco Office
3760 Kilroy Airport Way, Suite 300	400 Oyster Point Boulevard, Suite 409
Long Beach, CA 90806-2473	South San Francisco, CA 94080-1920
(562) 733-5100

Nashville Office
3000 Meridian Boulevard, Suite 200
Franklin, TN 37067-6388

The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the Securities and Exchange Commission (the “SEC”). The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein.

On the Company’s internet website, www.hcpi.com, you can access, free of charge, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on the Company’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. In addition, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov.

For more information, contact Timothy M. Schoen, Executive Vice President and Chief Financial Officer at (562) 733-5309.

(1)      As of July 25, 2013.

1

Summary

Dollars in thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Revenues	$516,284	$460,415	$1,031,712	$915,347

NOI	426,824	388,653	855,818	774,940

Adjusted (Cash) NOI	402,259	354,379	788,206	704,902

YoY SPP Adjusted (Cash) NOI % Growth	3.5%	3.1%	2.3%	3.9%

Adjusted EBITDA	$440,878	$399,116	$894,405	$790,062

Diluted FFO per common share	0.72	0.69	1.46	1.34

Diluted FFO as adjusted per common share	0.72	0.69	1.46	1.36

Diluted FAD per common share	0.62	0.56	1.24	1.10

Diluted EPS	0.47	0.48	0.97	0.90

Dividends per common share	$0.525	$0.50	$1.05	$1.00

FFO as adjusted payout ratio	73%	72%	72%	74%

FAD payout ratio	85%	89%	85%	91%

Financial leverage	40%	40%	40%	40%

Adjusted fixed charge coverage	3.9 x	3.6 x	3.9 x	3.4 x

			June 30,	December 31,
Total properties:			2013	2012

Senior housing			445	441

Post-acute/skilled nursing			312	312

Life science			114	113

Medical office			273	273

Hospital			20	21

Total			1,164	1,160

Portfolio Income from Assets Under Management(1)	Assets Under Management: $21.8 billion(2)

(1)      Represents adjusted NOI from real estate owned by HCP, interest income from debt investments and HCP’s pro rata share of adjusted NOI from real estate owned by the Company’s Investment Management Platform, excluding assets under development and land held for development, for the six months ended June 30, 2013.

(2)      Represents the historical cost of real estate owned by HCP, the carrying amount of debt investments and 100% of the cost of real estate owned by the Company’s Investment Management Platform, excluding assets held for sale and under development and land held for development, at June 30, 2013.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

2

Funds From Operations

Dollars and shares in thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income applicable to common shares	$213,023	$201,467	$443,130	$376,724
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	110,686	84,873	215,314	170,062
Discontinued operations	81	3,051	170	6,138
DFL depreciation	3,529	3,142	6,958	6,192
Gain on sales of real estate	(887)	—	(887)	(2,856)
Equity income from unconsolidated joint ventures	(15,585)	(15,732)	(30,386)	(29,407)
FFO from unconsolidated joint ventures	18,356	18,275	35,897	34,452
Noncontrolling interests’ and participating securities’ share in earnings	3,702	3,508	7,379	7,809
Noncontrolling interests’ and participating securities’ share in FFO	(5,255)	(4,963)	(10,397)	(10,691)
FFO applicable to common shares	$327,650	$293,621	$667,178	$558,423
Distributions on dilutive convertible units	3,336	3,127	6,664	6,249
Diluted FFO applicable to common shares	$330,986	$296,748	$673,842	$564,672

Weighted average shares used to calculate diluted FFO per share	461,435	427,496	461,045	422,507

Diluted FFO per common share	$0.72	$0.69	$1.46	$1.34

Dividends per common share	$0.525	$0.50	$1.05	$1.00

FFO payout ratio	72.9%	72.5%	71.9%	74.6%

Impact of adjustments to FFO:
Preferred stock redemption charge(1)	$—	$—	$—	$10,432

FFO as adjusted applicable to common shares	$327,650	$293,621	$667,178	$568,855
Distributions on dilutive convertible units and other	3,336	3,127	6,664	6,218
Diluted FFO as adjusted applicable to common shares	$330,986	$296,748	$673,842	$575,073

Weighted average shares used to calculate diluted FFO as adjusted per share	461,435	427,496	461,045	422,507

Diluted FFO as adjusted per common share	$0.72	$0.69	$1.46	$1.36

FFO as adjusted payout ratio	72.9%	72.5%	71.9%	73.5%

(1)        In connection with the redemption of the Company’s preferred stock, the Company incurred a one-time, non-cash redemption charge of $10.4 million related to the original issuance costs.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

3

Funds Available for Distribution

Dollars and shares in thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
FFO as adjusted applicable to common shares	$327,650	$293,621	$667,178	$568,855
Amortization of above and below market lease intangibles, net	(5,990)	(625)	(6,068)	(1,322)
Amortization of deferred compensation	6,208	6,034	11,638	11,407
Amortization of deferred financing costs, net	4,796	3,930	9,440	8,459
Straight-line rents	2,838	(11,860)	(15,955)	(21,787)
DFL accretion(1)	(21,394)	(22,017)	(45,564)	(47,639)
DFL depreciation	(3,529)	(3,141)	(6,958)	(6,191)
Deferred revenues – tenant improvement related	(1,645)	(346)	(2,089)	(833)
Deferred revenues – additional rents (SAB 104)	(577)	(324)	1,124	2,002
Leasing costs and tenant and capital improvements	(10,979)	(18,181)	(19,938)	(27,112)
Joint venture and other FAD adjustments(1)	(13,580)	(12,240)	(25,629)	(26,665)
FAD applicable to common shares	$283,798	$234,851	$567,179	$459,174
Distributions on dilutive convertible units	3,336	1,791	6,665	3,577
Diluted FAD applicable to common shares	$287,134	$236,642	$573,844	$462,751

Weighted average shares used to calculate diluted FAD per share	461,435	425,238	461,045	420,236

Diluted FAD per common share	$0.62	$0.56	$1.24	$1.10

Dividends per common share	$0.525	$0.50	$1.05	$1.00

FAD payout ratio	84.7%	89.3%	84.7%	90.9%

(1)      For the three and six months ended June 30, 2013, DFL accretion reflects an elimination of $15.3 million and $31.2 million, respectively. For the three and six months ended June 30, 2012, DFL accretion reflects an elimination of $14.8 million and $29.5 million, respectively. The Company’s ownership interest in HCR ManorCare, Inc. is accounted for using the equity method, which requires an ongoing elimination of DFL income that is proportional to its ownership in HCR ManorCare, Inc.. Further, the Company’s share of earnings from HCR ManorCare, Inc. (equity income) increases for the corresponding elimination of related lease expense recognized at the HCR ManorCare, Inc. level, which the Company presents as a non-cash joint venture FAD adjustment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

4

Capitalization

Dollars and shares in thousands, except price data

Total Debt
	June 30, 2013	December 31, 2012	June 30, 2012
Bank line of credit(1)	$261,582	$—	$215,015
Term loan(2)	208,418	222,694	—
Senior unsecured notes	6,564,842	6,712,624	5,615,979
Mortgage debt	1,653,426	1,676,544	1,678,234
Mortgage debt on assets held for sale	—	—	48,710
Other debt	78,633	81,958	84,060
Consolidated debt	8,766,901	8,693,820	7,641,998
HCP’s share of unconsolidated debt(3)	140,882	140,705	142,200
Total debt	$8,907,783	$8,834,525	$7,784,198

Total Market Capitalization
	June 30, 2013
	Shares	Value	Total Value
Common stock (NYSE: HCP)	455,094	$45.44	$20,679,471

Convertible partnerships (DownREITs)(4)	6,004	45.44	272,822

Total market equity			$20,952,293

Consolidated debt			8,766,901

Total market equity and consolidated debt			$29,719,194

HCP’s share of unconsolidated debt(3)			140,882

Total market capitalization			$29,860,076

Common Stock and Equivalents
		Weighted Average Shares
	Shares	Three Months Ended June 30, 2013
	Outstanding	Diluted	Diluted	Diluted
	June 30, 2013	EPS	FFO	FAD
Common stock	455,094	454,618	454,618	454,618
Common equivalent securities:
Restricted stock and units	1,592	283	283	283
Dilutive impact of options	530	530	530	530
Convertible partnership units	6,004	—	6,004	6,004
Total common and equivalents	463,220	455,431	461,435	461,435

		Weighted Average Shares
		Six Months Ended June 30, 2013
		Diluted	Diluted	Diluted
		EPS	FFO	FAD
Common stock		454,137	454,137	454,137
Common equivalent securities:
Restricted stock and units		251	251	251
Dilutive impact of options		636	636	636
Convertible partnership units		—	6,021	6,021
Total common and equivalents		455,024	461,045	461,045

(1)      Includes £109 million translated into U.S. dollars at June 30, 2013.

(2)      Represents £137 million translated into U.S. dollars.

(3)      Reflects the Company’s pro rata share of amounts in the Investment Management Platform and HCR ManorCare, Inc.

(4)      Convertible partnership (DownREIT) units are exchangeable for an amount of cash equivalent to the then-current market value of shares of the Company’s common stock at the time of conversion or, at the Company’s election, shares of the Company’s common stock.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

5

Credit Profile

Financial Leverage

Secured Debt Ratio

Adjusted Fixed Charge Coverage

Net Debt to Adjusted EBITDA

(1)        As of and for the six months ended June 30, 2006 (12 months for adjusted fixed charge coverage). The Company completed the mergers with CNL Retirement Properties, Inc. and CNL Retirement Corp (“CNL”) on October 5, 2006, with significant prefunding activities occurring in the quarter ended June 30, 2006; therefore, the Company refers to the period ended June 30, 2006 as “Pre-CNL Acquisition.”

(2)        Financial leverage, secured debt ratio and net debt to adjusted EBITDA are pro forma to exclude the temporary benefit resulting from prefunding the HCR ManorCare acquisition in December 2010.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

6

Credit Profile

Same Property NOI Growth

FFO as Adjusted Payout Ratio

Total Gross Assets

Liquidity(5)

Credit Ratings (Senior Unsecured Debt)

	Pre-CNL(3) Acquisition	2006	2007	2008	2009	2010	2011	2012	2Q 2013
Moody’s	Baa2	Baa3	Baa3	Baa3	Baa3	Baa3	Baa2	Baa1	Baa1 (Stable)
Standard & Poor’s	BBB+	BBB	BBB	BBB	BBB	BBB	BBB	BBB+	BBB+ (Stable)
Fitch	BBB+	BBB	BBB	BBB	BBB	BBB	BBB+	BBB+	BBB+ (Stable)

(1)        HCP information is presented as originally reported and represents annual SPP cash NOI growth.

(2)        Major Property Sectors information was compiled by Green Street Advisors and is available in their Commercial Property Outlook report dated May 22, 2013 (the “Green Street Report”); this information represents the average annual same property NOI growth equally weighted for each of five major property sectors: apartment, industrial, mall, office, and strip center. The Company’s definitions of SPP and NOI may not be comparable to the measures compiled in the Green Street Report, as different methodologies may be used to define or calculate inputs to the growth rates presented.

(3)        As of and for the six months ended June 30, 2006. The Company completed the mergers with CNL Retirement Properties, Inc. and CNL Retirement Corp (“CNL”) on October 5, 2006, with significant prefunding activities occurring in the quarter ended June 30, 2006; therefore, the Company refers to the period ended June 30, 2006 as “Pre-CNL Acquisition.”

(4)        Total gross assets and liquidity are pro forma to exclude the temporary benefit resulting from prefunding the HCR ManorCare acquisition in December 2010.

(5)        Represents the availability under the Company’s bank line of credit and cash and cash equivalents (unrestricted cash).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

7

Triple-Net Master Lease Profile(1)

10.0x
1.50x
1.25x
1.00x
0.75x
0.50x
EBITDARCFC (Trailing Twelve Months Ended 03/31/13)
0
2
4
6
8
10
12
14
16
18
25
Term (Years to Expiration)
POST 0.4%
SH 0.1%
HSP 0.4%
SH 0.1%
POST 0.6%
SH 0.1%
POST 0.4%
HSP 0.8%
HSP 0.9%
SH 0.1%
POST 0.2%
SH 1.3%
SH 0.8%
SH 0.2%
SH 1.0%
SH 1.0%
SH 0.5%
SH 1.3%
SH 0.4%
SH 0.1%
SH 0.9%
SH 1.4%
SH 1.4%
SH 0.2%
SH 1.6%
SH 0.7%
POST 29.2%
SH 0.5%
SH 0.4%
SH 0.4%
SH 0.6%
SH 0.7%
SH 0.4%
SH 0.8%
SH 1.8%
SH 0.7%
POST 0.9%
SH 0.2%
Master leases profiled represent 95% of triple-net annualized revenues(2)
Legend
Investment type:
Senior housing (SH)
Post-acute (POST)
Hospital (HSP)
Corporate guaranty:
Yes
No
Example:
SH 0.5%
Senior housing investment
With corporate guaranty
0.5% of HCP annualized revenues

(1)      Excludes master leases with properties transitioned to new operators or acquired during the period required to calculate CFC.

(2)      Triple-net annualized revenues refer to annualized revenues from triple-net leases in our senior housing, post-acute/skilled nursing and hospital segments and exclude interest income, properties operated under a RIDEA structure, and properties transitioned to new operators or acquired during the period required to calculate CFC.

(3)      Represents HCR ManorCare (guarantor) fixed charge coverage for their combined senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. See HCR ManorCare Leased Portfolio Summary on page 19 of this report.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

8

Indebtedness and Ratios

Dollars in thousands

Debt Maturities and Scheduled Principal Repayments (Amortization)
June 30, 2013

	Bank		Senior					HCP’s Share of
	Line of		Unsecured Notes		Mortgage Debt		Consolidated	Unconsolidated Debt		Total Debt
	Credit(1)	Term Loan(2)	Amounts	Rates %(3)	Amounts(4)	Rates %(3)	Debt	Amounts(5)	Rates %(3)	Amounts	Rates %
2013 (6 months)	$—	$—	$400,000	5.80	$254,973	6.16	$654,973	$948	N/A	$655,921	5.93
2014	—	—	487,000	3.21	180,221	5.78	667,221	887	7.25	668,108	3.91
2015	—	—	400,000	6.57	308,611	5.96	708,611	11,387	5.82	719,998	6.30
2016	261,582	208,418	900,000	5.10	291,941	6.89	1,661,941	47,098	6.05	1,709,039	4.55
2017	—	—	750,000	6.03	550,788	6.06	1,300,788	41,420	5.86	1,342,208	6.04
2018	—	—	600,000	6.83	6,821	5.90	606,821	37,190	5.00	644,011	6.71
2019	—	—	450,000	3.96	2,328	N/A	452,328	47	N/A	452,375	3.94
2020	—	—	800,000	2.79	2,354	5.32	802,354	49	N/A	802,403	2.80
2021	—	—	1,200,000	5.60	9,681	5.37	1,209,681	52	N/A	1,209,733	5.60
2022	—	—	300,000	3.39	1,221	N/A	301,221	54	N/A	301,275	3.38
Thereafter	—	—	300,000	6.89	51,063	5.14	351,063	1,863	5.06	352,926	6.63
Subtotal	261,582	208,418	6,587,000		1,660,002		8,717,002	140,995		8,857,997
Other debt(6)	—	—	—		—		78,633	—		78,633
(Discounts) and premiums, net	—	—	(22,158)		(6,576)		(28,734)	(113)		(28,847)
Total debt	$261,582	$208,418	$6,564,842		$1,653,426		$8,766,901	$140,882		$8,907,783

Weighted average interest rate %	1.81	2.00	5.10		6.12		5.12	5.77		5.13

Weighted average maturity in years	2.70	3.08	5.64		3.27		5.04	3.79		5.02

Ratios			Covenants
	June 30,	December 31,	The following is a summary of the financial covenants under the bank line of credit at June 30, 2013.
	2013	2012
Consolidated Debt/Consolidated Gross Assets	39.8%	40.1%
Financial Leverage (Total Debt/Total Gross Assets)	39.9%	40.2%		Bank Line of Credit
			Financial Covenants(7)	Requirement	Actual Compliance
Consolidated Secured Debt/Consolidated Gross Assets	7.5%	7.7%	Leverage Ratio	No greater than 60%	40%
Secured Debt Ratio (Total Secured Debt/Total Gross Assets)	8.0%	8.3%	Secured Debt Ratio	No greater than 30%	9%
			Unsecured Leverage Ratio	No greater than 60%	39%
Fixed and variable rate ratios(8):			Fixed Charge Coverage Ratio (12 months)	No less than 1.50x	3.5x
Fixed rate Total Debt	96.2%	99.1%
Variable rate Total Debt	3.8%	0.9%
	100.0%	100.0%

(1)      Includes £109 million translated into U.S. dollars.

(2)      Represents £137 million translated into U.S. dollars.

(3)      Senior unsecured notes and mortgage debt weighted average effective rates relate to maturing amounts.

(4)      Mortgage debt attributable to non-controlling interests at June 30, 2013 was $63 million.

(5)      Includes pro-rata share of mortgage and other debt in the Company’s Investment Management Platform and HCR ManorCare, Inc. At June 30, 2013, 100% of the Company’s Investment Management Platform’s mortgage debt accrues interest at fixed rates. HCR ManorCare, Inc.’s debt accrues interest at LIBOR (subject to a floor of 150bps) plus 350bps.

(6)      Represents non-interest bearing life care bonds and occupancy fee deposits at certain of the Company’s senior housing facilities that have no scheduled maturities.

(7)      Financial covenants for the bank line of credit are calculated based on the definitions contained within the agreement and may be different than similar terms in the Company’s Condensed Consolidated Financial Statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company’s consolidated amounts and its proportionate share of unconsolidated investees.

(8)      $86 million of variable-rate mortgages and £137 million term loan are presented as fixed-rate debt as the interest payments under such debt have been swapped (pay fixed and receive float).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

9

Investments and Dispositions

Dollars and square feet in thousands

Investments
	June 30, 2013
Description	Three Months Ended	Six Months Ended

Acquisitions of real estate and land	$34,094	$72,477
Loan investments(1)	271,437	271,437
Total fundings for development, tenant and capital improvements(2)	33,685	76,060
Marketable debt securities	16,706	16,706
Construction loan commitment fundings	11,183	26,140
Total investments	$367,105	$462,820

Acquisitions of real estate and land for the six months ended June 30, 2013
Location	Date	Capacity	Property Count	Segment	Investment

Anderson, IN	March 8, 2013	38 acres	N/A	Post-acute/skilled	$408
Klamath Falls, OR	March 14, 2013	60 units	1	Senior housing	9,038	(3)
Various Cities, OR	March 26, 2013	190 units	3	Senior housing	28,937	(3)
Stevens Point, WI	April 25, 2013	147 units	—	Senior housing	16,100
Sunrise, FL	June 28, 2013	181 units	1	Senior housing	17,994
Total acquisitions					$72,477

Dispositions for the six months ended June 30, 2013
Location	Date	Capacity	Property Count	Segment	Sales Price, Net of Costs

Pinellas Park, FL	May 31, 2013	97 units	1	Senior housing	$3,777

(1)      Includes £121 million of debt secured by an interest in real estate at a discount for £109 million ($170 million).

(2)      The three months ended June 30, 2013, includes the following: (i) $15.3 million of development, (ii) $9.7 million of first generation tenant and capital improvements, and (iii) $8.6 million of second generation tenant and capital improvements (excludes $2.3 million of leasing costs). The six months ended June 30, 2013, includes the following: (i) $34.2 million of development, (ii) $27.6 million of first generation tenant and capital improvements, and (iii) $14.2 million of second generation tenant and capital improvements (excludes $5.7 million of leasing costs).

(3)      Represents the four remaining senior housing facilities from the Company’s previously announced Blackstone JV acquisition.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

10

Development

As of June 30, 2013, dollars and square feet in thousands

Development Projects in Process

			Estimated/	Estimated
			Actual	Rentable		Estimated
			Completion	Square	Investment	Total
Name of Project	Location	Segment	Date	Feet	to Date(1)(3)	Investment
Development
Ridgeview	Poway, CA	Life science	2Q 2014	115	$12,160	$22,937
Anderson II	Anderson, IN	Post-acute/skilled	4Q 2013	N/A	855	9,123

Redevelopment
Durham Research Lab	Durham, NC	Life science	4Q 2013	53	15,635	26,195
Carmichael(4)	Durham, NC	Life science	4Q 2013	38	8,265	17,004
1030 Massachusetts Avenue	Cambridge, MA	Life science	3Q 2014	75	37,470	43,438
Innovation Drive	San Diego, CA	Medical office	4Q 2013	84	30,125	33,689
Alaska(4)	Anchorage, AK	Medical office	4Q 2013	32	8,040	9,561
Folsom	Sacramento, CA	Medical office	2Q 2014	92	36,099	39,251
Bayfront(4)	St. Petersburg, FL	Medical office	2Q 2014	135	11,555	21,850

	Total				$160,204	$223,048

Land Held for Development

			Estimated
		Gross	Rentable
		Site	Square
Location	Segment	Acreage	Feet
So. San Francisco, CA	Life science	50	1,666
Carlsbad, CA	Life science	41	690
Poway, CA	Life science	46	765
Various	Various	19	93
		156

Investment-to-date(2)(3)		$367,159

Projects Placed in Service

			Date	Rentable
			Placed in	Square		Percentage
Name of Project	Location	Segment	Service	Feet	Investment(5)	Leased
2019 Stierlin Ct.	Mountain View, CA	Life science	1Q 2013	70	$20,430	100
Fresno(4)	Fresno, CA	Hospital	1Q 2013	N/A	19,064	100
Westpark(4)	Plano, TX	Medical office	2Q 2013	50	10,739	47
				120	$50,233

(1)      Investment-to-date of $160 million includes the following: (i) $59 million in development costs and construction in progress, (ii) $76 million of buildings and (iii) $25 million of land.

(2)      Investment-to-date of $367 million includes the following: (i) $260 million in land and (ii) $107 million in development costs and construction in progress.

(3)      Development costs and construction in progress of $222 million presented on the Company’s Condensed Consolidated Balance Sheet at June 30, 2013, include the following: (i) $59 million of costs for development projects in process; (ii) $107 million of costs for land held for development; and (iii) $56 million for tenant and other facility related improvement projects in process.

(4)      Represents a portion of the facility. The balance of the facility remained in service or was placed in service in a prior period.

(5)      Represents the investment as of the date the respective property was placed in service.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

11

Owned Portfolio Concentrations

As of and for the six months ended June 30, 2013, dollars and square feet in thousands

Portfolio Summary by Investment Product

Leased	Property			Age			Occupancy	EBITDARM(1)		EBITDAR(1)
Properties	Count	Investment	NOI	(Years)	Capacity		%	Amount	CFC	Amount	CFC
Senior housing	424	$6,872,833	$297,156	16	41,015	Units	86.0	$470,864	1.32 x	$391,388	1.10 x
Post-acute/skilled	312	5,735,103	272,323	34	41,426	Beds	85.6	74,780	2.02 x	55,457	1.49 x
Life science	110	3,389,806	121,335	19	7,072	Sq. Ft.	91.6	N/A	N/A	N/A	N/A
Medical office	207	2,634,299	107,915	20	14,192	Sq. Ft.	90.0	N/A	N/A	N/A	N/A
Hospital	16	656,241	29,135	27	2,298	Beds	55.5	451,105	5.68 x	414,709	5.22 x
	1,069	$19,288,282	$827,864	22

Operating
Properties	Property			Age			Occupancy
(RIDEA)	Count	Investment	NOI	(Years)	Capacity		%
Senior housing(2)	21	$771,873	$27,954	23	5,005	Units	87.0

Debt Investments		Investment	Interest Income
Senior housing		$163,133	$5,207
Post-acute/skilled		573,151	21,014
Hospital		44,791	312
		$781,075	$26,533
Total	1,090	$20,841,230	$882,351

Portfolio NOI, Adjusted NOI and Interest Income

	Three Months Ended June 30, 2013
	Rental and					Adjusted NOI
	RIDEA	Operating		Adjusted	Interest	and Interest
Segment	Revenues	Expenses	NOI(3)	NOI	Income	Income
Senior housing(2)	$187,851	$24,137	$163,714	$148,400	$2,806	$151,206
Post-acute/skilled	137,520	653	136,867	120,128	11,029	131,157
Life science	75,227	13,839	61,388	58,265	—	58,265
Medical office	90,174	35,218	54,956	53,857	—	53,857
Hospital	10,866	967	9,899	21,609	312	21,921
	$501,638	$74,814	$426,824	$402,259	$14,147	$416,406

	Six Months Ended June 30, 2013
	Rental and					Adjusted NOI
	RIDEA	Operating		Adjusted	Interest	and Interest
Segment	Revenues	Expenses	NOI(3)	NOI	Income	Income
Senior housing(2)	$373,638	$48,528	$325,110	$291,398	$5,207	$296,605
Post-acute/skilled	273,623	1,300	272,323	236,286	21,014	257,300
Life science	148,557	27,222	121,335	114,605	—	114,605
Medical office	177,429	69,514	107,915	105,528	—	105,528
Hospital	30,990	1,855	29,135	40,389	312	40,701
	$1,004,237	$148,419	$855,818	$788,206	$26,533	$814,739

(1)      EBITDARM, EBITDAR and their respective CFC are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. See HCR ManorCare Leased Portfolio Summary on page 19 of this report.

(2)      Brookdale Senior Living manages 21 assets on behalf of the Company under a RIDEA structure. For the three months ended June 30, 2013, revenues and operating expenses were $37.5 million and $23.2 million, respectively. For the six months ended June 30, 2013, revenues and operating expenses were $74.5 million and $46.5 million, respectively.

(3)      NOI attributable to non-controlling interests for the three and six months ended June 30, 2013 was $2.3 million and $4.6 million, respectively.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

12

Owned Portfolio Summary

As of and for the six months ended June 30, 2013, dollars in thousands

Geographic Diversification of Properties

	Total	Senior	Post-Acute/	Life	Medical			% of
Investment by State	Properties	Housing	Skilled	Science	Office	Hospital	Total	Total

CA	160	$730,483	$267,092	$3,262,884	$217,510	$148,402	$4,626,371	23
TX	108	875,795	105,535	—	737,251	215,239	1,933,820	10
FL	94	860,239	551,273	—	147,437	62,450	1,621,399	8
PA	55	276,067	1,221,073	—	—	—	1,497,140	7
IL	51	509,656	708,210	—	13,490	—	1,231,356	6
OH	72	217,324	689,827	—	9,421	—	916,572	5
MI	38	177,370	583,941	—	—	—	761,311	4
MD	34	304,350	233,760	—	30,103	—	568,213	3
WA	30	256,924	127,471	—	178,873	—	563,268	3
VA	30	339,343	176,823	—	43,283	—	559,449	3
Other	418	3,097,155	1,070,098	126,922	1,256,931	230,150	5,781,256	28
Total	1,090	$7,644,706	$5,735,103	$3,389,806	$2,634,299	$656,241	$20,060,155	100

	Total	Senior	Post-Acute/	Life	Medical			% of
NOI by State	Properties	Housing	Skilled	Science	Office	Hospital	Total	Total

CA	160	$32,803	$11,384	$114,141	$7,071	$9,145	$174,544	20
FL	94	37,147	25,650	—	6,515	3,888	73,200	9
TX	108	39,332	4,354	—	27,366	1,027	72,079	8
PA	55	11,228	58,095	—	—	—	69,323	8
IL	51	21,755	32,527	—	673	—	54,955	6
OH	72	9,650	34,061	—	433	—	44,144	5
MI	38	8,143	26,419	—	—	—	34,562	4
MD	34	12,867	11,015	—	1,423	—	25,305	3
WA	30	9,593	5,957	—	9,003	—	24,553	3
VA	30	13,306	8,732	—	1,508	—	23,546	3
Other	418	129,286	54,129	7,194	53,923	15,075	259,607	31
Total	1,090	$325,110	$272,323	$121,335	$107,915	$29,135	$855,818	100

Operator/Tenant Diversification

	Primary	Annualized Revenues(1)
Company	Segment	Amount	%
HCR ManorCare	Post-acute/skilled	$506,153	29
Emeritus Corporation	Senior housing	222,712	13
Brookdale Senior Living	Senior housing	138,969	8
Sunrise Senior Living	Senior housing	89,112	5
HCA	Hospital	55,014	3
Amgen	Life science	42,721	2
Genentech	Life science	39,729	2
Tandem/LaVie	Post-acute/skilled	33,599	2
Four Seasons Health Care	Post-acute/skilled	27,171	2
Kindred	Post-acute/skilled	17,019	1
Other		562,124	33
		$1,734,323	100

(1)      The most recent monthly base rent (including additional rent floors), cash income from direct financing leases and/or interest income annualized for 12 months. Annualized revenues for operating properties under a RIDEA structure are based on the most recent quarter’s NOI annualized for 12 months. For additional details regarding “annualized revenues,” see reporting definitions.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

13

Owned Same Property Portfolio

As of June 30, 2013, dollars and square feet in thousands

Three-Month SPP
			Senior		Post-Acute/	Life		Medical
	Total		Housing		Skilled	Science		Office		Hospital

Property count	925		311		312	104		183		15
Investment	$17,784,869		$5,867,365		$5,735,103	$3,282,798		$2,302,965		$596,638
Percent of property portfolio (by investment)	88.7%		76.8%		100%	96.8%		87.4%		90.9%
Capacity			35,511 Units		41,426 Beds	6,787 Sq. Ft.		12,669 Sq. Ft.		2,271 Beds

Year-Over-Year Three-Month SPP

3-Month Occupancy:
June 30, 2013			86.0%		86.4%	91.6%		90.1%		59.2%
June 30, 2012			85.4%		86.0%	90.3%		91.5%		56.6%
% change			0.6%		0.4%	1.3%		(1.4%	)	2.6%

NOI % change	(1.3%	)	3.1%		2.4%	(0.2%	)	(1.2%	)	(57.0%	)

Adjusted NOI:
June 30, 2013	$366,778		$121,949		$120,628	$55,611		$48,015		$20,575
June 30, 2012	$354,448		$114,572		$116,517	$55,525		$47,919		$19,915
Adjusted NOI % change	3.5%		6.4%		3.5%	0.2%		0.2%		3.3%

Sequential Three-Month SPP

3-Month Occupancy:
June 30, 2013			86.0%		86.4%	91.6%		90.1%		59.2%
March 31, 2013			86.7%		85.3%	91.5%		91.2%		54.1%
% change			(0.7%	)	1.1%	0.1%		(1.1%	)	5.1%

NOI % change	(1.7%	)	1.0%		1.0%	(0.6%	)	0.8%		(51.9%	)

Adjusted NOI:
June 30, 2013	$366,778		$121,949		$120,628	$55,611		$48,015		$20,575
March 31, 2013	$354,578		$117,266		$116,659	$55,571		$47,273		$17,809
Adjusted NOI % change	3.4%		4.0%		3.4%	0.1%		1.6%		15.5%

Year-Over-Year Six-Month SPP

			Senior	Post-Acute/	Life		Medical
	Total		Housing	Skilled	Science		Office		Hospital

Property count	922		311	312	101		183		15
Investment	$17,733,540		$5,867,365	$5,735,103	$3,231,469		$2,302,965		$596,638
Percent of property portfolio (by investment)	88.4%		76.8%	100.0%	95.3%		87.4%		90.9%
Capacity			35,511 Units	41,426 Beds	6,685 Sq. Ft.		12,669 Sq. Ft.		2,271 Beds

Year-Over-Year Six-Month SPP
Occupancy:
June 30, 2013			86.0%	86.4%	92.8%		90.1%		59.2%
June 30, 2012			85.4%	86.0%	91.5%		91.5%		56.6%
% change			0.6%	0.4%	1.3%		(1.4%	)	2.6%

NOI % change	(0.1%	)	1.7%	2.1%	0.2%		(0.7%	)	(28.0%	)

Adjusted NOI:
June 30, 2013	$721,360		$239,215	$237,287	$111,186		$95,288		$38,384
June 30, 2012	$705,106		$229,679	$229,367	$114,554		$94,983		$36,523
Adjusted NOI % change	2.3%		4.2%	3.5%	(2.9%	)	0.3%		5.1%

See Reporting Definitions and Reconciliations of Non-GAAP Measures

14

Owned Portfolio Lease Expirations and Debt Investment Maturities

At June 30, 2013, dollars and square feet in thousands

		Expiration Year(1)
Segment	Total	2013(2)	2014	2015	2016	2017	2018	2019	2020	2021	2022	Thereafter

Lease Expirations

Senior housing(3):
Properties	424	—	4	1	15	11	46	10	34	16	3	284
Annualized revenues	$535,487	$—	$1,710	$209	$23,105	$19,430	$89,864	$14,544	$55,360	$17,878	$2,992	$310,395

Post-acute/skilled:
Properties	312	—	9	1	1	9	2	12	5	—	4	269
Annualized revenues	$482,812	$—	$7,335	$450	$651	$8,607	$1,111	$10,757	$5,442	$—	$3,179	$445,280

Life science:
Square feet	6,481	322	308	730	260	824	647	163	958	557	280	1,432
Annualized revenues	$235,242	$5,812	$9,722	$24,221	$6,653	$27,979	$26,969	$5,106	$43,992	$31,511	$8,618	$44,659

Medical office:
Square feet	12,771	1,249	1,834	1,618	1,406	1,627	1,386	859	1,098	414	541	739
Annualized revenues	$283,694	$27,808	$43,214	$36,789	$29,885	$36,517	$29,478	$18,820	$22,425	$10,233	$12,271	$16,254

Hospital:
Properties	16	—	3	—	—	2	—	5	—	1	1	4
Annualized revenues	$66,585	$—	$16,018	$—	$—	$4,776	$—	$7,126	$—	$1,118	$3,589	$33,958

Total annualized revenues	$1,603,820	$33,620	$77,999	$61,669	$60,294	$97,309	$147,422	$56,353	$127,219	$60,740	$30,649	$850,546

% of Total	100	2	5	4	4	6	9	3	8	4	2	53

Debt Investment Maturities (Annualized Revenues)

Senior housing	$11,836	$—	$—	$—	$8,654	$1,971	$—	$—	$250	$—	$961	$—

Post-acute/skilled	$60,028	$6,593	$—	$—	$—	$26,264	$—	$—	$27,171	$—	$—	$—

Hospital	$1,234	$—	$—	$1,234	$—	$—	$—	$—	$—	$—	$—	$—

Total annualized revenues	$73,098	$6,593	$—	$1,234	$8,654	$28,235	$—	$—	$27,421	$—	$961	$—

(1)      The most recent monthly base rent (including additional rent floors), cash income from direct financing leases and/or interest income annualized for 12 months. For additional details regarding “annualized revenues,” see reporting definitions. Assumes that none of the tenants exercise any of their renewal or purchase options. See “Tenant Purchase Options” section of Note 12 to the Condensed Consolidated Financial Statements for the year ended December 31, 2012 included in the Company’s Annual Report on Form 10-K filed with the SEC for additional information on leases subject to purchase options.

(2)      Includes month-to-month and holdover leases.

(3)      Excludes $57.4 million related to 21 facilities operated under a RIDEA structure by Brookdale Senior Living.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

15

Owned Senior Housing Portfolio

As of and for the six months ended June 30, 2013, dollars in thousands

Investments

	Property			Average		Occupancy	EBITDARM(1)(2)		EBITDAR(1)(2)
Leased Properties	Count	Investment	NOI	Age (Years)	Units	%(1)	Amount	CFC	Amount	CFC
Operating Leases:
Assisted living	270	$3,849,370	$166,164	15	22,485	86.1	$274,324	1.30 x	$229,353	1.09 x
Independent living	47	856,871	38,587	19	6,083	87.3	60,599	1.25 x	52,840	1.09 x
CCRCs	14	684,309	31,958	24	4,343	87.7	71,582	1.31 x	58,110	1.07 x
Direct Financing Leases:
Assisted living	27	629,473	24,559	16	3,151	85.8	64,359	1.52 x	51,085	1.20 x
HCR ManorCare(2)	66	852,810	35,888	17	4,953	83.6	N/A	N/A	N/A	N/A

	424	$6,872,833	$297,156	16	41,015	86.0	$470,864	1.32 x	$391,388	1.10 x

Operating Properties (RIDEA)	Property Count	Investment	NOI	Average Age (Years)	Units	Occupancy %
Assisted/ Independent living	21	$771,873	$27,954	23	5,005	87.0

Debt Investments		Investment	Interest Income
Construction loans		$100,036	$3,499
Emeritus		46,280	1,535
Other		16,817	173
		$163,133	$5,207

Total	445	$7,807,839	$330,317		46,020	86.1

Operator Concentration(3)

					NOI and	Adjusted NOI
	Properties		Investment		Interest	and Interest		Occupancy	EBITDARM	EBITDAR
Operator	Count	% Pooled	Amount	%	Income	Income	Units	%(1)	CFC(1)(2)	CFC(1)(2)
Emeritus Corporation(1)	202	96	$2,962,324	38	$129,900	$109,648	18,154	85.9	1.29 x	1.09 x
Brookdale Senior Living	57	63	1,600,984	21	71,591	69,120	11,064	87.1	1.32 x	1.09 x
Sunrise Senior Living(4)	48	98	1,330,900	17	47,562	42,688	5,563	87.0	1.45 x	1.17 x
HCR ManorCare(2)	66	100	852,810	11	35,888	30,247	4,953	83.6	N/A	N/A
Harbor Retirement Associates	14	100	211,331	3	8,234	7,950	1,360	85.1	1.27 x	1.02 x
Aegis Senior Living	10	80	182,152	2	7,878	7,813	701	87.8	1.25 x	1.07 x
Other	48	94	667,338	8	29,264	29,139	4,225	85.9	1.22 x	1.04 x
	445	92	$7,807,839	100	$330,317	$296,605	46,020	86.1	1.32 x	1.10 x

(1)      Occupancy, EBITDARM, EBITDAR and their respective CFC are not presented for the 133 properties purchased under the Blackstone JV acquisition as the requisite number of historical periods required to calculate CFC have not occurred.

(2)      EBITDARM, EBITDAR and their respective CFC are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. See HCR ManorCare Leased Portfolio Summary on page 19 of this report.

(3)      Property count, units, occupancy and CFCs are presented for leased and operating properties, if applicable, and exclude debt investments.

(4)      Sunrise Senior Living’s percentage pooled consists of 47 assets under 6 separate pools.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

16

Owned Senior Housing Portfolio

Dollars in thousands

Portfolio Trends

	Same Property Portfolio(1)					Total Property Portfolio(1)
				As of and for the
	As of and for the Quarter Ended			YTD Period Ended		As of and for the Twelve Months Ended
	06/30/13	03/31/13	06/30/12	06/30/13	06/30/12	06/30/13(2)	03/31/13(2)(3)	06/31/12(3)

Property count	311	311	311	311	311	445	445	314
Investment	$5,867,365	$5,854,164	$5,805,632	$5,867,365	$5,805,632	$7,644,706	$7,602,143	$5,920,323
Units	35,511	35,487	35,499	35,511	35,499	46,020	45,912	36,156
3-Month Occupancy %	86.0	86.7	85.4	86.0	85.4	86.0	86.6	85.5
12-Month Occupancy %	86.1	86.0	85.4	86.1	85.4	86.1	86.0	85.6
EBITDARM	$470,864	$469,671	$466,385	$470,864	$466,385	$470,864	$470,318	$477,227
EBITDARM CFC	1.32 x	1.33 x	1.36 x	1.32 x	1.36 x	1.32 x	1.33 x	1.35 x
EBITDAR	$391,388	$390,606	$388,876	$391,388	$388,876	$391,388	$391,142	$398,445
EBITDAR CFC	1.10 x	1.11 x	1.13 x	1.10 x	1.13 x	1.10 x	1.11 x	1.13 x
NOI:
Rental and related revenues	$85,611	$85,131	$83,528	$170,742	$166,677
Resident fees and services	37,590	36,891	35,569	74,481	71,748
DFL income	30,330	30,249	29,859	60,579	60,015
Operating expenses	(23,407)	(23,498)	(22,804)	(46,905)	(43,768)
	$130,124	$128,773	$126,152	$258,897	$254,672
Adjusted NOI:
Straight-line rents	(3,120)	(6,118)	(6,786)	(9,238)	(14,692)
DFL interest accretion	(4,731)	(5,031)	(4,436)	(9,762)	(9,585)
Below market lease intangibles, net	(324)	(358)	(358)	(682)	(716)
	$121,949	$117,266	$114,572	$239,215	$229,679

(1)      EBITDARM, EBITDAR and their respective CFC are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. See HCR ManorCare Leased Portfolio Summary on page 19 of this report. Additionally, EBITDARM, EBITDAR and their respective CFC are not presented for the 21 properties operated under a RIDEA structure.

(2)      Occupancy, EBITDARM, EBITDAR, and their respective CFC are not presented for the 133 properties purchased under the Blackstone JV acquisition as the requisite number of historical periods required to calculate CFC have not occurred.

(3)      Amounts are presented as originally reported, without giving effect to discontinued operations and other reclassifications.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

17

Owned Post-Acute/Skilled Nursing Portfolio

As of and for the six months ended June 30, 2013, dollars in thousands

Investments

				Average
Leased	Property			Age		Occupancy	EBITDARM(1)		EBITDAR(1)
Properties	Count	Investment	NOI	(Years)	Beds	%	Amount	CFC	Amount	CFC
Operating leases	44	$244,370	$17,996	28	5,130	84.4	$74,780	2.02 x	$55,457	1.49 x
HCR ManorCare DFLs(1)	268	5,490,733	254,327	35	36,296	85.8	N/A	N/A	N/A	N/A
Leased properties	312	$5,735,103	$272,323	34	41,426	85.6

Debt			Interest				EBITDA
Investments		Investment	Income				Amount	DSC
Four Seasons Health Care(2)		$208,468	$13,413				$76,346	1.80 x
Tandem/LaVie		200,104	6,373				44,964	1.81 x
Barchester(3)		164,579	977				N/A	N/A
Other(4)		—	251				N/A	N/A
		573,151	21,014

Total		$6,308,254	$293,337

Operator Concentration

					NOI and	Adjusted NOI
	Properties		Investment		Interest	and Interest		Occupancy	EBITDARM	EBITDAR
Operator	Count	% Pooled	Amount	%	Income	Income	Beds	%	CFC(1)	CFC(1)
HCR ManorCare(1)	268	100	$5,490,733	87	$254,327	$218,548	36,296	85.8	N/A	N/A
Four Seasons Health Care(2)	—	—	208,468	3	13,413	13,413	—	—	N/A	N/A
Tandem/LaVie	9	100	263,205	4	9,799	10,006	934	95.3	2.71 x	2.20 x
Barchester(3)	—	—	164,579	3	977	977	—	—	N/A	N/A
Covenant Care	12	100	69,122	1	5,484	5,260	1,291	85.7	2.07 x	1.52 x
Kindred Healthcare	9	100	38,117	1	4,181	4,305	1,288	79.2	1.27 x	0.71 x
Other	14	64	74,030	1	5,156	4,791	1,617	81.1	2.09 x	1.62 x
	312	98	$6,308,254	100	$293,337	$257,300	41,426	85.6	2.02 x	1.49 x

(1)      EBITDARM, EBITDAR and their respective CFC are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. See HCR ManorCare Leased Portfolio Summary on page 19 of this report.

(2)      Represents senior unsecured notes with a face value of £138.5 million, purchased at a discount for £136.8 million translated into U.S. dollars as of June 30, 2013.

(3)      Represents subordinated debt with a face value of £121 million purchased at a discount for £109 million translated into U.S. dollars as of June 30, 2013.

(4)      Interest Income associated with secured loan that paid off during the three months ended June 30, 2013.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

18

Owned Post-Acute/Skilled Nursing Portfolio

Dollars in thousands

Portfolio Trends

	Same Property Leased Portfolio(1)					Total Leased Portfolio(1)
				As of and for the
	As of and for the Quarter Ended			YTD Period Ended		As of and for the Twelve Months Ended
	06/30/13	03/31/13	06/30/12	06/30/13	06/30/12	06/30/13	03/31/13(2)	06/30/12(2)

Property count	312	312	312	312	312	312	312	313
Investment	$5,735,103	$5,703,523	$5,603,619	$5,735,103	$5,603,619	$5,735,103	$5,703,523	$5,610,791
Beds	41,426	41,427	41,391	41,426	41,391	41,426	41,538	41,605
3-Month Occupancy %	86.4	85.3	86.0	86.4	86.0	86.4	85.3	85.9
12-Month Occupancy %	85.6	85.5	86.3	85.6	86.3	85.6	85.5	86.3
EBITDARM	$74,780	$73,868	$77,546	$74,780	$77,546	$74,780	$73,868	$78,773
EBITDARM CFC	2.02 x	2.01 x	2.16 x	2.02 x	2.16 x	2.02 x	2.01 x	2.12 x
EBITDAR	$55,457	$54,586	$57,835	$55,457	$57,835	$55,457	$54,856	$58,460
EBITDAR CFC	1.49 x	1.48 x	1.61 x	1.49 x	1.61 x	1.49 x	1.48 x	1.58 x
Quality Mix	59.8%	59.0%	61.0%	59.8%	61.0%	59.8%	59.0%	61.0%
NOI:
Rental revenues	$9,564	$9,482	$9,236	$19,046	$18,530
DFL income	127,956	126,621	125,117	254,577	249,496
Operating expenses	(153)	(146)	(165)	(299)	(363)
	137,367	135,957	134,188	273,324	267,663

Adjusted NOI:
Straight-line rents	(88)	(170)	(101)	(258)	(265)
DFL interest accretion	(16,663)	(19,139)	(17,581)	(35,802)	(38,054)
Above market lease intangibles, net	12	11	11	23	23
	$120,628	$116,659	$116,517	$237,287	$229,367

HCR ManorCare Leased Portfolio Summary

Dollars in thousands

HCP Investment					HCR ManorCare Performance
		As of and for the Six Months Ended June 30, 2013			For the Trailing Twelve Months Ended March 31, 2013(5)
Investment	Property			Adjusted		Facility EBITDARM(6)			Facility EBITDAR(6)
Summary	Count	Investment(3)	NOI(4)	NOI	Occupancy%	Amount	CFC		Amount	CFC
Assisted living	66	$852,810	$35,888	$30,247	83.6	N/A	N/A		N/A	N/A
Post-acute/skilled	268	5,490,733	254,327	218,548	85.8	N/A	N/A		N/A	N/A
Total	334	$6,343,543	$290,215	$248,795	85.5	$572,759	1.17 x		$400,836	0.82 x

					HCR ManorCare (guarantor) fixed charge coverage(6)					1.09 x

							For the Trailing Twelve Months Ended
							03/31/13		12/31/12	03/31/12
					Quality mix		68.5%	(7)	68.5%	69.9%

(1)      EBITDARM, EBITDAR, their respective CFC and quality mix are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. For additional information see HCR ManorCare Leased Portfolio Summary.

(2)      Amounts are presented as originally reported, without giving effect to discontinued operations and other reclassifications.

(3)      The Company’s total investment in HCR ManorCare, Inc. includes accumulated DFL accretion of $326.6 million related to HCP’s equity interest in HCR ManorCare, Inc.

(4)      Assisted living and post-acute/skilled nursing NOI includes reductions of $3.9 million and $27.3 million, respectively, related to HCP’s equity interest in HCR ManorCare, Inc.

(5)      Data that follows is not a quarter in arrears.

(6)      HCR ManorCare Facility EBITDARM and EBITDAR include non-cash accrual charges for general and professional liability claims. HCR ManorCare (guarantor) fixed charge coverage is based on EBITDAR that includes home health and hospice EBITDAR, corporate general and administrative expenses and non-cash accrual charges for general and professional liability claims. The fixed charges include cash rent and cash interest expense.

(7)      Private-pay and Medicare revenues as a percentage of total revenues are 32.4% and 36.1% respectively.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

19

Owned Life Science Portfolio

As of and for the six months ended June 30, 2013, dollars and square feet in thousands

Investments

	Property			Average	Square
Leased Properties	Count	Investment	NOI	Age (Years)	Feet	Occupancy %
San Francisco	78	$2,661,867	$94,516	19	4,745	90.0
San Diego	21	601,017	19,625	20	1,581	92.7
Other	11	126,922	7,194	20	746	100.0
	110	$3,389,806	$121,335	19	7,072	91.6

Tenant Concentration

	Annualized Revenues		Square Feet
Tenant	Amount	%	Amount	%
Amgen	$42,721	18	684	11
Genentech	39,729	17	794	12
Rigel Pharmaceuticals	13,855	6	147	2
LinkedIn Corporation	13,005	6	373	6
Exelixis, Inc.	12,632	5	295	5
Google	9,298	4	290	4
Myriad Genetics	7,509	3	310	5
Takeda	6,938	3	166	3
ARUP	5,418	2	324	5
General Atomics	4,857	2	281	4
Other	79,280	34	2,817	43
	$235,242	100	6,481	100

Portfolio Trends

	Same Property Leased Portfolio					Total Leased Portfolio
				As of and for the
	As of and for the Quarter Ended			YTD Period Ended		At the Period Ended
	06/30/13	03/31/13	06/30/12	06/30/13	06/30/12	06/30/13	03/31/13(1)	06/30/12(1)

Property count	104	104	104	101	101	110	109	109
Investment	$3,282,798	$3,281,042	$3,258,806	$3,231,469	$3,207,732	$3,389,806	$3,387,514	$3,340,155
Square feet	6,787	6,787	6,786	6,685	6,685	7,072	7,072	7,000
Occupancy %	91.6	91.5	90.3	92.8	91.5	91.6	91.5	89.6
NOI:
Rental and related revenues	$60,097	$60,245	$60,037	$120,110	$119,820
Tenant recoveries	10,696	10,532	11,044	21,173	21,295
Operating expenses	(12,329)	(11,970)	(12,500)	(24,014)	(24,038)
	$58,464	$58,807	$58,581	$117,269	$117,077
Adjusted NOI:
Straight-line rents	(2,943)	(3,333)	(3,184)	(6,270)	(2,740)
Above market lease intangibles, net	103	97	128	200	217
Lease termination fee	(13)	—	—	(13)	—
	$55,611	$55,571	$55,525	$111,186	$114,554

(1)      Amounts are presented as originally reported, without giving effect to discontinued operations and other reclassifications.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

20

Owned Life Science Portfolio

Dollars and square feet in thousands, except dollars per square foot

Selected Lease Expirations Data (next 3 years):

	Total				San Francisco		San Diego		Other
	Square Feet		Annualized Revenues		Square	Annualized	Square	Annualized	Square	Annualized
Year	Amount	%	Amount	%	Feet	Revenues	Feet	Revenues	Feet	Revenues
2013(1)	322	5	$5,812	2	227	$4,350	18	$776	77	$686
2014	308	5	9,722	4	218	6,872	90	2,850	—	—
2015	730	11	24,221	10	361	12,153	369	12,068	—	—
Thereafter	5,121	79	195,487	84	3,463	153,819	989	28,242	669	13,426
	6,481	100	$235,242	100	4,269	$177,194	1,466	$43,936	746	$14,112

Leasing Activity	Leased	Annualized	%	HCP Tenant	Leasing	Average	Retention
	Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate
	Feet	Square Foot	In Rents	Per Square Foot	Square Foot	(Months)	YTD
Leased Square Feet as of December 31, 2012	6,392	$36.39

Development placed in service	70	43.20
Expirations	(105)	50.31
Renewals, amendments and extensions	37	29.30	1.4	$28.50	$8.01	65	35.2%
New leases and expansions	76	25.86		75.21	11.41	74
Leased Square Feet as of March 31, 2013	6,470	$36.22

Expirations	(67)	21.46
Renewals, amendments and extensions	64	24.21	11.2	$—	$1.23	16	58.7%
New leases and expansions	14	20.43		24.69	5.93	54

Leased Square Feet as of June 30, 2013	6,481	$36.30

(1)      Includes month-to-month and holdover leases.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

21

Owned Medical Office Portfolio

As of and for the six months ended June 30, 2013, dollars and square feet in thousands

Investments

							Healthcare
	Property			Average			System
Leased Properties	Count	Investment	NOI	Age (Years)	Square Feet	Occupancy %	Affiliated %
On-Campus	160	$2,152,039	$88,724	20	11,864	90.7	100.0
Off-Campus	47	482,260	19,191	20	2,328	86.4	64.4
	207	$2,634,299	$107,915	20	14,192	90.0	94.2

Portfolio Trends

	Same Property Leased Portfolio					Total Leased Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		At the Period Ended
	06/30/13	03/31/13	06/30/12	06/30/13	06/30/12	06/30/13	03/31/13(1)	06/30/12(1)

Property count	183	183	183	183	183	207	206	185
Investment	$2,302,965	$2,293,079	$2,264,238	$2,302,965	$2,264,238	$2,634,299	$2,612,353	$2,295,609
Square feet	12,669	12,669	12,672	12,669	12,672	14,192	14,166	12,972
Occupancy %	90.1	91.2	91.5	90.1	91.5	90.0	91.0	91.4
NOI:
Rental and related revenues	$67,065	$66,438	$67,266	$133,503	$133,391
Tenant recoveries	11,534	11,231	11,762	22,765	23,307
Operating expenses	(30,008)	(29,446)	(29,861)	(59,454)	(59,219)
	$48,591	$48,223	$49,167	$96,814	$97,479
Adjusted NOI:
Straight-line rents	(689)	(1,048)	(1,058)	(1,737)	(2,373)
Above market lease intangibles, net	115	98	61	213	128
Lease termination fees	(2)	—	(251)	(2)	(251)
	$48,015	$47,273	$47,919	$95,288	$94,983

(1)      Amounts are presented as originally reported, without giving effect to discontinued operations and other reclassifications.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

22

Owned Medical Office Portfolio

Square feet in thousands

Leasing Activity

	Leased	Annualized	%	HCP Tenant	Leasing	Average	Retention
	Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate
	Feet	Square Foot	In Rents(1)	Per Square Foot	Square Foot	(Months)	YTD
Leased Square Feet as of December 31, 2012	13,131	$22.64
Redevelopment	(118)	25.04
Expirations	(431)	24.71
Renewals, amendments and extensions	291	23.97	3.3	$6.35	$2.30	46	67.6%
New leases	32	21.89		19.52	4.09	54
Terminations	(14)	21.03
Leased Square Feet as of March 31, 2013	12,891	$22.75
Expirations	(694)	19.15
Renewals, amendments and extensions	475	20.04	(1.2)	$9.78	$2.55	65	68.0%
New leases	103	20.41		27.11	6.01	66
Terminations	(4)	23.86
Leased Square Feet as of June 30, 2013	12,771	$22.91

(1)      For comparative purposes, the calculation reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

23

Owned Hospital Portfolio

As of and for the six months ended June 30, 2013, dollars in thousands

Investments

Leased	Property			Average		Occupancy	EBITDARM(1)		EBITDAR(1)
Properties	Count	Investment	NOI	Age (Years)	Beds	%(1)	Amount	CFC	Amount	CFC
Acute care	5	$452,678	$17,124	36	1,578	50.8	$394,461	6.63 x	$367,147	6.17 x
Rehab	6	84,776	4,587	22	412	69.4	33,261	4.70 x	29,331	4.14 x
Specialty	2	83,582	3,345	29	64	—	15,226	2.81 x	13,274	2.45 x
LTACH	3	35,205	4,079	19	244	52.0	8,157	1.10 x	4,957	0.67 x
	16	$656,241	$29,135	27	2,298	55.5	$451,105	5.68 x	$414,709	5.22 x

Debt			Interest
Investments		Investment	Income
Delphis(2)		$29,151	$—
Other		15,640	312
		$44,791	$312

Total		$701,032	$29,447

Operator Concentration(3)

					NOI and	Adjusted NOI
	Properties		Investment		Interest	and Interest
Operator(1)	Count	% Pooled	Amount	%	Income	Income	Beds
Tenet Healthcare	3	—	$196,709	28	$11,561	$11,561	756
HCA	1	—	167,169	24	(1,253)	10,847	668
Hoag Memorial Hospital Presbyterian	1	—	88,800	13	6,817	6,657	154
Physicians Surgery Centers	1	—	59,602	9	2,329	2,007	27
HealthSouth Corporation	4	100	40,997	6	3,310	3,299	297
Other	6	50	147,755	20	6,683	6,330	396
	16	44	$701,032	100	$29,447	$40,701	2,298

(1)      Certain operators in HCP’s hospital portfolio are not required under their respective leases to provide operational data.

(2)      Includes a senior secured loan to Delphis that was placed on non-accrual status effective January 1, 2011 with a carrying value of $29.2 million at June 30, 2013. For additional information regarding the senior secured loan to Delphis see Note 6 to the Condensed Consolidated Financial Statements for the quarter ended June 30, 2013 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(3)      Property count and beds are presented for leased properties and exclude debt investments.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

24

Owned Hospital Portfolio

Dollars in thousands

Portfolio Trends

	Same Property Leased Portfolio					Total Leased Portfolio
				As of and for the
	As of and for the Quarter Ended			YTD Period Ended		As of and for the Twelve Months Ended
	06/30/13	03/31/13	06/30/12(1)	06/30/13	06/30/12(1)	06/30/13	03/31/13(2)	06/30/12(2)
Property count	15	15	15	15	15	16	17	17
Investment	$596,638	$596,638	$593,480	$596,638	$593,480	$656,241	$670,431	$648,208
Beds	2,271	2,271	2,271	2,271	2,271	2,298	2,410	2,410
3-Month Occupancy %	59.2	54.1	56.6	59.2	56.6	59.2	53.6	56.3
12-Month Occupancy %	55.5	54.9	52.6	55.5	52.6	55.5	54.4	52.6
EBITDARM	$442,916	$441,253	$391,817	$442,916	$391,817	$451,105	$454,026	$408,748
EBITDARM CFC	5.82 x	5.82 x	5.27 x	5.82 x	5.27 x	5.68 x	5.62 x	5.12 x
EBITDAR	$407,522	$406,126	$358,564	$407,522	$358,564	$414,709	$417,242	$373,339
EBITDAR CFC	5.35 x	5.36 x	4.82 x	5.35 x	4.82 x	5.22 x	5.16 x	4.67 x
NOI:
Rental and related revenues	$9,676	$18,985	$21,206	$28,661	$39,120
Operating expenses	(967)	(887)	(935)	(1,854)	(1,865)
	$8,709	$18,098	$20,271	$26,807	$37,255
Adjusted NOI:
Straight-line rents	17,974	(96)	(163)	17,878	(347)
Below market lease intangibles, net	(6,108)	(193)	(193)	(6,301)	(385)
	$20,575	$17,809	$19,915	$38,384	$36,523

(1)      Occupancy, EBITDARM, EBITDAR and their respective CFC are not presented for facilities that were transitioned to new operators during the trailing twelve month period for which financials are not available.

(2)      Amounts are presented as originally reported, without giving effect to discontinued operations and other reclassifications.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

25

Investment Management Platform

As of and for the six months ended June 30, 2013, dollars and square feet in thousands

					Joint		HCP’s
Unconsolidated		Date	HCP’s	Joint	Venture’s	HCP’s Net	Investment	Initial
Institutional	Primary	Established/	Ownership	Venture’s	Mortgage	Equity	Management	Term
Joint Ventures	Segment	Acquired	Percentage	Investment	Debt	Investment(1)	Fee Income	(in years)

HCP Ventures III	Medical office	October-06	30%(2)	$144,477	$91,730	$7,335	$195	10
HCP Ventures IV	Medical office	April-07	20%	670,087	376,857	31,049	745	10
HCP Life Science	Life science	August-07	50%-63%	144,788	1,540	68,779	2	97-98
				$959,352	$470,127	$107,163	$942

Selected Financial Data(3)

	Three Months Ended June 30, 2013		Six Months Ended June 30, 2013
	Medical Office	Life Science	Medical Office	Life Science

Total revenues	$20,948	$2,743	$40,043	$5,481
Operating expenses	(7,977)	(461)	(16,140)	(921)
NOI	$12,971	$2,282	$23,903	$4,560
Depreciation and amortization	(7,278)	(431)	(14,474)	(833)
General and administrative	(945)	(13)	(1,646)	(26)
Interest expense and other	(7,155)	(34)	(14,215)	(82)
Net income (loss)	$(2,407)	$1,804	$(6,432)	$3,619
Depreciation and amortization	7,278	431	14,474	833
FFO	$4,871	$2,235	$8,042	$4,452
Amortization of above and below market lease intangibles, net	(158)	—	(321)	—
Amortization of deferred financing costs, net	220	5	432	12
Straight-line rents	(605)	43	(982)	86
Leasing costs and tenant and capital improvements	(3,107)	(24)	(5,943)	(1,308)
FAD	$1,221	$2,259	$1,228	$3,242

HCP’s pro rata share of net income (loss)	$(506)	$1,050	$(1,330)	$2,109

HCP’s pro rata share of FFO	$1,076	$1,289	$1,821	$2,567

HCP’s pro rata share of FAD	$279	$1,293	$349	$1,801

	Property			Adjusted	Average
HCP Ventures III	Count	Investment	NOI	NOI	Age (Years)	Capacity	Occupancy %(4)
Medical office:
On-Campus	9	$110,105	$4,154	$4,001	13	619 Sq. Ft.	88.7
Off-Campus	4	34,372	1,156	1,192	12	183 Sq. Ft.	91.2
	13	$144,477	$5,310	$5,193	12	802 Sq. Ft.	89.2

HCP Ventures IV
Medical office:
On-Campus	22	$221,317	$5,566	$5,469	24	1,100 Sq. Ft.	76.9
Off-Campus	31	367,387	9,633	8,861	21	1,487 Sq. Ft.	85.8
Hospital
LTACH/Specialty	4	81,383	3,394	3,077	8	149 Beds	N/A
	57	$670,087	$18,593	$17,407	21

HCP Life Science
San Francisco	2	$74,700	$2,366	$2,595	16	147 Sq. Ft.	100.0
San Diego	2	70,088	2,194	2,051	17	131 Sq. Ft.	90.3
	4	$144,788	$4,560	$4,646	17	278 Sq. Ft.	95.4
Total	74	$959,352	$28,463	$27,246

(1)      The carrying value of investments in unconsolidated joint ventures is based on the amount the Company paid to purchase the joint venture interest, which is different from the Company’s capital balance as reflected at the joint venture level as the records of the unconsolidated joint venture are reflected at their historical cost. These differences in basis are generally amortized over the lives of the related assets and liabilities and included in the Company’s share of equity in earnings of the respective joint venture.

(2)      The Company owns an 85% interest in HCP Birmingham Portfolio LLC, which owns a 30% interest in HCP Ventures III.

(3)      Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the medical office column).

(4)      Certain operators in HCP’s hospital portfolio are not required under their respective leases to provide operational data.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

26

Reporting Definitions and Reconciliations of Non-GAAP Measures

Adjusted Fixed Charge Coverage.  Adjusted EBITDA divided by Fixed Charges. The Company uses Adjusted Fixed Charge Coverage, a non-GAAP financial measure, as a measure of liquidity. The Company believes Adjusted Fixed Charge Coverage provides investors, particularly fixed income investors, relevant and useful information because it measures the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. However, since this ratio is derived from Adjusted EBITDA and Fixed Charges, its usefulness is limited by the same factors that limit the usefulness of Adjusted EBITDA and Fixed Charges. Further, the Company’s computation of Adjusted Fixed Charge Coverage may not be comparable to similar fixed charge coverage ratios reported by other companies. The Company has provided reconciliations of this measure to the most comparable GAAP measure in this supplemental information package and for certain historical trend information on page 6, such reconciliations are available in the Company’s Current Reports on Form 8-K filed with the SEC dated February 12, 2013 (2012 metrics), February 14, 2012 (2011 metrics), February 15, 2011 (2010 metrics), February 12, 2010 (2009 metrics), February 10, 2009 (2008 metrics), February 11, 2008 (2008 and 2007 metrics) and July 30, 2007 (Pre-CNL Acquisition metrics).

The following table details the calculation of Adjusted Fixed Charge Coverage (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Adjusted EBITDA	$440,878	$399,116	$894,405	$790,062
Interest expense:
Continuing operations	$108,716	$102,354	$218,006	$206,044
Discontinued operations	70	871	131	1,749
HCP’s share of interest expense from the Investment Management Platform	1,593	1,553	3,176	3,106
Capitalized interest	3,925	6,812	8,036	13,495
Preferred stock dividends	—	—	—	6,574
Fixed charges	$114,304	$111,590	$229,349	$230,968

Adjusted fixed charge coverage	3.9 x	3.6 x	3.9 x	3.4 x

Annualized Revenues.  The most recent month’s (or subsequent month’s if acquired in the most recent month) base rent including additional rent floors, cash income from direct financing leases and/or interest income annualized for 12 months. Annualized revenues for operating properties under a RIDEA structure are calculated based on the most recent quarter’s NOI annualized for 12 months. Annualized revenues do not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of above and below market lease intangibles, DFL interest accretion and deferred revenues). The Company uses annualized revenues for the purpose of determining Operator/Tenant Diversification, Lease Expirations and Debt Investment Maturities. Annualized revenues for properties classified as held for sale are excluded.

Assets Held for Sale.  Assets of discontinued operations in accordance with Accounting Standards Codification Topic 360.

Assisted Living Facility (“ALF”).  A senior housing facility that predominantly consists of assisted living units.

Cash Flow Coverage (“CFC”).  Facility EBITDAR or Facility EBITDARM for the trailing 12 months and one quarter in arrears from the date reported divided by the Same Period Rent. Cash Flow Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of Facility EBITDAR or Facility EBITDARM. The coverages shown exclude newly completed facilities under lease-up, vacant facilities and facilities for which data is not available or meaningful.

Consolidated Assets.  Total assets as reported in the Company’s consolidated financial statements.

Consolidated Debt.  The carrying amount of bank line of credit, bridge and term loans (if applicable), senior unsecured notes, mortgage debt and other debt as reported in the Company’s consolidated financial statements.

Consolidated Gross Assets.  The carrying amount of total assets, excluding investments in and advances to unconsolidated joint ventures, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements.

Consolidated Secured Debt.  Mortgage and other debt secured by real estate, as reported in the Company’s consolidated financial statements.

Continuing Care Retirement Community (“CCRC”).  A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing).

Debt Investments.  Loans secured by a direct interest in real estate and mezzanine loans.

Debt Service.  The periodic payment of interest expense and principal amortization on secured loans.

Debt Service Coverage (“DSC”).  Facility EBITDA for the trailing six months and one quarter in arrears divided by Debt Service for the comparable period. Debt Service Coverage is a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet their obligations to the Company under the respective loan agreements. However, its usefulness is limited by the same factors that limit the usefulness of Facility EBITDA.

Development.  Includes ground-up construction and redevelopments.

Direct Financing Lease (“DFL”).  The Company uses the direct finance method of accounting to record income from DFLs. For leases accounted for as DFLs, future minimum lease payments are recorded as a receivable. The difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

Estimated Completion Date.  For development projects, management’s estimate of the date the core and shell structure improvements are expected to be completed. For redevelopment projects, management’s estimate of the time in which major construction activity in relation to the scope of the project has been or will be substantially completed.

27

Reporting Definitions and Reconciliations of Non-GAAP Measures

EBITDA and Adjusted EBITDA.  The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity. Adjusted EBITDA is calculated as EBITDA excluding impairments, gains or losses from real estate dispositions, and litigation settlement charge. The Company uses EBITDA and Adjusted EBITDA to measure both its operating performance and liquidity. The Company considers Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from its operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, impairment recoveries, and gains or losses from real estate dispositions. By excluding interest expense, Adjusted EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA and Adjusted EBITDA help investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments. The Company believes investors should consider EBITDA and Adjusted EBITDA, in conjunction with net income (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and against other companies. EBITDA and Adjusted EBITDA have limitations as analytical tools and should be used in conjunction with the Company’s required GAAP presentations. EBITDA and Adjusted EBITDA do not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP, and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

The following table reconciles Adjusted EBITDA from net income (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net income	$216,725	$204,975	$450,509	$401,539
Interest expense:
Continuing operations	108,716	102,354	218,006	206,044
Discontinued operations	70	871	131	1,749
Income taxes:
Continuing operations	1,654	171	2,530	(541)
Discontinued operations	5	5	10	111
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	110,686	84,873	215,314	170,062
Discontinued operations	81	3,051	170	6,138
Equity income from unconsolidated joint ventures	(15,585)	(15,732)	(30,386)	(29,407)
HCP’s share of EBITDA from the Investment Management Platform	3,956	3,612	7,563	7,432
Other joint venture adjustments	15,457	14,936	31,445	29,791
EBITDA	$441,765	$399,116	$895,292	$792,918

Gain on sales of real estate	(887)	—	(887)	(2,856)
Adjusted EBITDA	$440,878	$399,116	$894,405	$790,062

Facility EBITDA (“EBITDA”).  Earnings before interest, taxes, depreciation and amortization for a particular facility (not the Company), for the trailing six months and one quarter in arrears from the date reported. The Company uses Facility EBITDA in determining Debt Service Coverage. Facility EBITDA has limitations as an analytical tool. Facility EBITDA does not reflect historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. In addition, Facility EBITDA does not represent a borrower’s net income or cash flow from operations and should not be considered an alternative to those indicators. However, the Company receives periodic financial information from borrowers regarding the performance under the loan agreement. The Company utilizes Facility EBITDA as a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet their obligations to the Company. Facility EBITDA includes a management fee as specified in the borrower loan agreements with the Company.  All borrower financial performance data was derived solely from information provided by borrowers without independent verification by the Company.

Facility EBITDAR (“EBITDAR”).  Earnings before interest, taxes, depreciation, amortization and rent for a particular facility accruing to the operator/tenant of the property (the Company as lessor), for the trailing 12 months and one quarter in arrears from the date reported. The Company uses Facility EBITDAR in determining Cash Flow Coverage. Facility EBITDAR has limitations as an analytical tool.  Facility EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, Facility EBITDAR does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators. However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management. The Company utilizes Facility EBITDAR has a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company. Facility EBITDAR includes the greater of (i) contractual management fees or (ii) an imputed management fee of 5% for senior housing facilities and post-acute/skilled nursing facilities and 2% for acute care hospitals which the Company believes represents typical management fees in their respective industries. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by the Company.

Facility EBITDARM (“EBITDARM”).  Earnings before interest, taxes, depreciation, amortization, rent and management fees for a particular facility accruing to the operator/tenant of the property (the Company as lessor), for the trailing 12 months and one quarter in arrears from the date reported.  The Company uses Facility EBITDARM in determining Cash Flow Coverage. Facility EBITDARM has limitations as an analytical tool. Facility EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, Facility EBITDARM does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators. However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management. The Company utilizes Facility EBITDARM as a supplemental

28

Reporting Definitions and Reconciliations of Non-GAAP Measures

measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by the Company.

Financial Leverage.  Total Debt divided by Total Gross Assets. The Company believes that its Financial Leverage is a meaningful supplemental measure of its financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company believes that the ratio of Consolidated Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Financial Leverage. The Company’s computation of its Financial Leverage may not be comparable to the computations of financial leverage reported by other companies. The Company’s pro rata share of total debt from the Investment Management Platform is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. The Company has provided reconciliations of this measure to the most comparable GAAP measure in this supplemental information package and for certain historical trend information on page 6, such reconciliations are available in the Company’s Current Reports on Form 8-K filed with the SEC dated February 12, 2013 (2012 metrics), February 14, 2012 (2011 metrics), February 15, 2011 (2010 metrics), February 12, 2010 (2009 metrics), February 10, 2009 (2008 metrics), February 11, 2008 (2008 and 2007 metrics) and July 30, 2007 (Pre-CNL Acquisition metrics).

Fixed Charges.  Total interest expense plus capitalized interest plus preferred stock dividends. The Company uses Fixed Charges to measure its interest payments on outstanding debt and dividends to its preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. However, the usefulness of Fixed Charges is limited as, among other things, it does not include all contractual obligations.  The Company’s computation of Fixed Charges should not be considered an alternative to fixed charges as defined by Item 503(d) of Regulation S-K and may not be comparable to fixed charges reported by other companies.

Funds Available for Distribution (“FAD”).  Funds Available for Distribution is defined as FFO as adjusted after excluding the impact of the following: (i) amortization of acquired above/below market lease intangibles, net; (ii) amortization of deferred compensation expense; (iii) amortization of deferred financing costs, net; (iv) straight-line rents; (v) accretion and depreciation related to DFLs; and (vi) deferred revenues. Further, FAD is computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements, and includes similar adjustments to compute the Company’s share of FAD from its unconsolidated joint ventures. Other real estate investment trusts (“REITs”) or real estate companies may use different methodologies for calculating FAD, and accordingly, the Company’s FAD may not be comparable to those reported by other REITs. Although the Company’s FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of the Company’s ability to fund its ongoing dividend payments. In addition, management believes that in order to further understand and analyze the Company’s liquidity, FAD should be compared with net cash flows from operating activities as determined in accordance with GAAP and presented in its consolidated financial statements. FAD does not represent cash generated from operating activities determined in accordance with GAAP, and FAD should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.

Funds From Operations (“FFO”).  The Company believes that net income as defined by GAAP is the most appropriate earnings measure.  The Company also believes that Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO applicable to common shares, diluted FFO applicable to common shares, and basic and diluted FFO per common share are important non-GAAP supplemental measures of operating performance for a REIT.  Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative.  Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.  FFO is defined as net income (determined in accordance with GAAP), excluding gains or losses from acquisition and dispositions of depreciable real estate or related interests, impairments of, or related to, depreciable real estate, plus real estate and DFL depreciation and amortization, with adjustments to derive the Company’s pro rata share of FFO from consolidated and unconsolidated joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. The Company believes that the use of FFO, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate and DFL depreciation and amortization, FFO can help investors compare the operating performance of a REIT between periods or as compared to other companies. While FFO is a relevant and widely used measure of operating performance of REITs, it does not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets, nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently from the Company. For a reconciliation of FFO to net income, please refer to Consolidated Funds From Operations on page 3 of this report.

FFO as adjusted represents FFO before the impact of litigation settlement charges, preferred stock redemption charges, impairments (recoveries) of non-depreciable assets and merger-related items. Merger-related items include estimated acquisition pursuit costs that consist primarily of professional fees and the impact of common stock offerings which increase the weighted average shares outstanding, when such proceeds will be used to fund a portion of the cash consideration of the Company’s pending acquisitions. Management believes FFO as adjusted is a useful alternative measurement. This measure is a modification of the NAREIT definition of FFO and should not be used as an alternative to net income (determined in accordance with GAAP).

FAD Payout Ratio.  Dividends declared per common share divided by diluted FAD per common share for a given period.  The Company believes the FAD Payout Ratio per common share provides investors relevant and useful information because it measures the portion of FAD being declared as dividends to common stockholders.  FAD Payout Ratio per common share is subject to the same limitations noted in the definition of FAD above.

FFO Payout Ratio.  Dividends declared per common share divided by diluted FFO per common share for a given period.  The Company believes the FFO Payout Ratio per common share provides investors relevant and useful information because it measures the portion of FFO being declared as dividends to common stockholders.  FFO Payout Ratio per common share is subject to the same limitations noted in the definition of FFO above.

29

Reporting Definitions and Reconciliations of Non-GAAP Measures

HCP Life Science.  Includes three unconsolidated joint ventures between the Company and an institutional capital partner for which the Company is the managing member.  HCP Life Science includes the following partnerships: (i) Torrey Pines Science Center LP (50%), (ii) Britannia Biotech Gateway LP (55%) and (iii) LASDK LP (63%).  The unconsolidated joint ventures were acquired as part of the Company’s purchase of Slough Estates USA Inc. on August 1, 2007.

HCP Ventures III.  An unconsolidated joint venture formed on October 27, 2006 between the Company and an institutional capital partner, for which the Company is the managing member and has an effective 25.5% interest.

HCP Ventures IV.  An unconsolidated joint venture formed on April 30, 2007 between the Company and an institutional capital partner, for which the Company is the managing member and has a 20% interest.

Healthcare System Affiliated.  Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 50% or more to a healthcare system.

Independent Living Facility (“ILF”).  A senior housing facility that predominantly consists of independent living units.

Investment.  Represents (i) the carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization, excluding assets held for sale and classified as discontinued operations and (ii) the carrying amount of DFLs and debt investments.

Investment Management Platform.  Includes the following unconsolidated joint ventures: (i) HCP Life Science, (ii) HCP Ventures III and (iii) HCP Ventures IV.

Life Science.  Laboratory and office space primarily for biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry.

Long-Term Acute Care Hospitals (“LTACHs”).  Hospitals provide care for patients with complex medical conditions that require longer stays and more intensive care, monitoring or emergency back-up than that available in most skilled nursing-based programs.

Net Operating Income from Continuing Operations (“NOI”).  A non-GAAP supplemental financial measure used to evaluate the operating performance of real estate properties and SPP. The Company defines NOI as rental and related revenues, including tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses. NOI excludes interest income, investment management fee income, interest expense, depreciation and amortization, general and administrative expenses, litigation settlement, impairments, impairment recoveries, other income, net, income taxes, equity income from and impairments of unconsolidated joint ventures, and discontinued operations. The Company believes NOI provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. Adjusted NOI is calculated as NOI eliminating the effects of straight-line rents, DFL accretion, amortization of above and below market lease intangibles, and lease termination fees. Adjusted NOI is sometimes referred to as “cash NOI.” The Company uses NOI and adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP. The Company believes that net income is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income (determined in accordance with GAAP) since it does not reflect the aforementioned excluded items. Further, NOI may not be comparable to that of other REITs or real estate companies, as they may use different methodologies for calculating NOI.

The following table reconciles NOI from net income (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income	$216,725	$204,975	$450,509	$401,539
Interest income	(14,147)	(1,216)	(26,533)	(2,035)
Investment management fee income	(499)	(470)	(942)	(963)
Interest expense	108,716	102,354	218,006	206,044
Depreciation and amortization	110,686	84,873	215,314	170,062
General and administrative	24,073	14,801	44,744	34,884
Other income, net	(3,240)	(1,028)	(15,303)	(1,462)
Income taxes	1,654	171	2,530	(541)
Equity income from unconsolidated joint ventures	(15,585)	(15,732)	(30,386)	(29,407)
Total discontinued operations	(1,559)	(75)	(2,121)	(3,181)
NOI	$426,824	$388,653	$855,818	$774,940

Straight-line rents	2,838	(11,860)	(15,955)	(21,787)
DFL accretion	(21,394)	(22,017)	(45,564)	(47,639)
Amortization of above and below market lease intangibles, net	(5,990)	(625)	(6,068)	(1,322)
Lease termination fees	(15)	(251)	(15)	(399)
NOI adjustments related to discontinued operations	(4)	479	(10)	1,109
Adjusted NOI	$402,259	$354,379	$788,206	$704,902

Occupancy.  For life science facilities and medical office buildings, occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing leased facilities, post-acute/skilled nursing facilities and hospitals, occupancy represents the facilities’ average operating occupancy for the trailing three-month and twelve-month periods and one quarter in arrears from the date reported. For operating properties under a RIDEA structure, occupancy represents the facilities’ average operating occupancy for the period presented. The percentages are calculated based on units, licensed beds and available beds for senior housing facilities, post-acute/skilled nursing facilities and hospitals, respectively. The percentages shown exclude newly completed facilities under lease-up, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company.

Owned Portfolio.  Represents owned properties subject to operating leases and DFLs, properties operated under a RIDEA structure and debt investments, and excludes properties under development, including redevelopment, land held for development and real estate owned by the Company’s unconsolidated joint ventures.

30

Reporting Definitions and Reconciliations of Non-GAAP Measures

Pooled Leases.  Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of a master lease or multiple master leases, a pooling agreement or multiple pooling agreements, or cross-guaranties. For example, Sunrise Senior Living percentage pooled consists of 47 assets under 6 separate pools.

Quality Mix.  Represents non-Medicaid revenues as a percent of total revenues for the trailing 12 months and is one quarter in arrears from the period presented.

Redevelopment Projects.  Properties that require significant capital expenditures (generally more than 25% of acquisition cost or existing basis) to achieve stabilization or to change the use of the properties.

Rehabilitation Hospitals (“Rehab”).  Hospitals that provide inpatient and outpatient care for patients who have sustained traumatic injuries or illnesses, such as spinal cord injuries, strokes, head injuries, orthopedic problems, work-related disabilities and neurological diseases.

Rental and RIDEA Revenues.  Represents rental and related revenues, tenant recoveries, resident fees and services, and income from direct financing leases.

Retention Rate.  Represents the ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of their lease.

RIDEA.  The Housing and Economic Recovery Act of 2008 (commonly referred to as “RIDEA”).

Same Period Rent.  The base rent plus additional rent due to the Company over the trailing 12 months and one quarter in arrears from the date reported.  The Company uses Same Period Rent for purposes of determining property-level Cash Flow Coverage.

Same Property Portfolio (“SPP”).  SPP statistics allow management to evaluate the performance of the Company’s real estate portfolio under a consistent population, which eliminates the changes in the composition of the Company’s portfolio of properties. The Company identifies its SPP as stabilized properties that remained in operations and were consistently reported as leased properties or operating properties (RIDEA) for the duration of the year-over-year comparison periods presented. Accordingly, it takes a stabilized property a minimum of 12 months in operations under a consistent reporting structure to be included in the Company’s SPP. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

Secured Debt Ratio.  Total Secured Debt divided by Total Gross Assets. The Company believes that its Secured Debt Ratio is a meaningful supplemental measure of its financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company believes that the ratio of Consolidated Secured Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Secured Debt Ratio. The Company’s computation of its Secured Debt Ratio may not be comparable to the computations of Secured Debt Ratio reported by other companies. The Company’s pro rata share of total secured debt from the Investment Management Platform is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. The Company has provided reconciliations of this measure to the most comparable GAAP measure in this supplemental information package and for certain historical trend information on page 6, such reconciliations are available in the Company’s Current Reports on Form 8-K filed with the SEC dated February 12, 2013 (2012 metrics), February 14, 2012 (2011 metrics), February 15, 2011 (2010 metrics), February 12, 2010 (2009 metrics), February 10, 2009 (2008 metrics), February 11, 2008 (2008 and 2007 metrics) and July 30, 2007 (Pre-CNL Acquisition metrics).

Senior Housing.  ALFs, ILFs and CCRCs.

Specialty Hospitals.  Hospitals that are licensed as acute care hospitals but focus on providing care in specific areas such as cardiac, orthopedic and women’s conditions, or specific procedures such as surgery, and that are less likely to provide emergency services.

Square Feet.  The square footage for properties, excluding square footage for development or redevelopment properties prior to completion.

Stabilized.  Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 12 months from the acquisition date. Newly completed developments, including redevelopments, are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service.

Total Debt.  Consolidated Debt at book value plus the Company’s pro rata share of total debt from the Investment Management Platform.

Total Gross Assets.  Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Investment Management Platform, after adding back accumulated depreciation and amortization.

The following table details the calculation of Total Gross Assets (in thousands):

	June 30, 2013	December 31, 2012	June 30, 2012
Consolidated total assets	$20,051,793	$19,915,555	$17,789,768
Investments in and advances to unconsolidated joint ventures	(208,878)	(212,213)	(219,877)
Accumulated depreciation and amortization	2,181,100	1,972,863	1,789,863
Accumulated depreciation and amortization from assets held for sale	6,228	7,976	37,494
Consolidated gross assets	$22,030,243	$21,684,181	$19,397,248
HCP’s share of unconsolidated total assets(1)	266,918	270,744	267,782
HCP’s share of unconsolidated accumulated depreciation and amortization(1)	48,639	46,212	43,383
Total gross assets	$22,345,800	$22,001,137	$19,708,413

(1)      Reflects the Company’s pro rata share of amounts from the Investment Management Platform and its equity interest in HCR ManorCare, Inc.

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Reporting Definitions and Reconciliations of Non-GAAP Measures

Total Market Capitalization.  Total Debt plus Total Market Equity.

Total Market Equity.  The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits), plus the total number of outstanding shares of the Company’s preferred stock multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end.

Total Secured Debt.  Consolidated Secured Debt plus the Company’s pro rata share of mortgage debt from the Investment Management Platform.

Units/Square Feet/Beds.  Senior housing facilities are measured in units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled nursing facilities and hospitals are measured in licensed bed count.

Yield.  Yield is calculated as Adjusted NOI, divided by Investment.  For acquisitions, initial yields are calculated as projected Adjusted NOI, 12 months forward, as of the closing date divided by total acquisition cost basis.  The total acquisition cost basis includes the initial purchase price, the effects of adjusting assumed debt to market, lease intangible adjustments and all transaction costs.

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